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                                                                      Exhibit 24


                                POWER OF ATTORNEY

         I, the undersigned Director and/or Officer of Conexant Systems, Inc., a Delaware corporation (the "Company"), hereby constitute DENNIS E. O'REILLY, JASMINA A. THEODORE and RAYMOND LIN, and each of them singly, my true and lawful attorneys with full power to them and each of them to sign for me, and in my name and in the capacity or capacities indicated below, the Registration Statement on Form S-3 to be filed by the Company with the Securities and Exchange Commission (the "Commission") for the purpose of registering under the Securities Act of 1933, as amended (the "Securities Act"), (i) the offer and resale by certain holders of (a) up to $650,000,000 aggregate principal amount of the Company's 4% Convertible Subordinated Notes Due 2007 (the "Notes") previously sold by the Company in a private placement to certain qualified institutional buyers (as defined in Rule 144A under the Securities Act) and a limited number of other institutional "accredited investors" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) and (ii) shares of Common Stock, par value $1 per share, of the Company (including the associated Preferred Share Purchase Rights) (collectively, the "Common Stock") issuable or deliverable upon conversion of such Notes, and any and all amendments (including post-effective amendments) and supplements to such Registration Statement and
(b) qualifying the related Indenture dated as of February 1, 2000 between the Company and Bank One, N.A. under the Trust Indenture Act of 1939, as amended.


              SIGNATURE                                  TITLE
              ---------                                  -----

      /s/ DWIGHT DECKER                      Chairman of the Board and
----------------------------------           Chief Executive Officer (principal
          Dwight W. Decker                   executive officer) and Director


      /s/ DONALD R. BEALL                    Director
----------------------------------
          Donald R. Beall


      /s/ RICHARD M. BRESSLER                Director
----------------------------------
          Richard M. Bressler


      /s/ F. CRAIG FARRILL                   Director
----------------------------------
          F. Craig Farrill


      /s/ JERRE L. STEAD                     Director
----------------------------------
          Jerre L. Stead

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       /s/BALAKRISHNAN S. IYER               Senior Vice President and
----------------------------------           Chief Financial Officer
          Balakrishnan S. Iyer               (principal financial officer)


      /s/ STEVEN M. THOMSON                  Vice President and Controller
----------------------------------           (principal accounting officer)
          Steven M. Thomson